UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

BRANCHOUT FOOD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41723	87-3980472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

205 SE Davis Avenue, Bend Oregon	97702
(Address of principal executive offices)	(Zip Code)

(844) 263-6637

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BOF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 4, 2024, at a Special Meeting of Stockholders (the “Special Meeting”) of BranchOut Food Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s Articles of Incorporation providing the Company’s Board of Directors with “blank check” authority with regard to the Company’s authorized shares of preferred stock (the “Amendment”). On January 4, 2024, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada to effect the Amendment. The Certificate of Amendment has been filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A more detailed description of the Amendment can be found in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on December 6, 2023 (the “Proxy Statement”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 4, 2024, the Company held the Special Meeting to consider and vote on a proposal to approve the Amendment (the “Proposal”). Stockholders holding an aggregate of 2,400,641 shares of common stock, representing 59.4% of the outstanding shares of the Company’s common stock as of the record date for the Special Meeting, and which constituted a quorum, were present in person or represented by proxy at the Special Meeting. The results of the voting for the Proposal at the Special Meeting are presented below.

For	Against	Abstain	Broker Non-Votes
2,166,808	232,353	1,480	N/A

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to Articles of Incorporation of BranchOut Food Inc. filed January 4, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BranchOut Food Inc.

Date: January 4, 2024	By:	/s/ Eric Healy
Eric Healy, Chief Executive Officer